Exhibit 99.1

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

EIS Electronic Integrated Systems, Inc.

September 30, 2007 and 2006

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Management

EIS Electronic Integrated Systems, Inc.

We have audited the accompanying consolidated balance sheets of EIS Electronic Integrated Systems, Inc. (the Company) as of September 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EIS Electronic Integrated Systems, Inc. as of September 30, 2007 and 2006, and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

February 19, 2008

CONSOLIDATED FINANCIAL STATEMENTS

EIS Electronic Integrated Systems, Inc.

CONSOLIDATED BALANCE SHEETS

September 30,

ASSETS	2007	2006

CURRENT ASSETS
Cash	$472,135	$337,304
Accounts receivable, net	2,711,739	2,319,462
Inventories	367,052	174,558
Other receivables	120,944	36,174
Deferred income taxes	61,964	414,290
Income tax receivable	418,848	241,573
Total current assets	4,152,682	3,523,361

PROPERTY AND EQUIPMENT, net	111,229	113,793

OTHER ASSETS
Deferred income taxes	275,597	255,603
Patents and trademarks	142,901	95,506
	418,498	351,109

	$4,682,409	$3,988,263
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$310,495	$502,824
Due to related parties	169,377	311,940
Accounts payable	934,004	1,613,615
Salaries payable	509,165	366,117
Total current liabilities	1,923,041	2,794,496

MINORITY INTEREST	—	—

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid in capital	678	678
Retained earnings	2,237,445	958,753
Other comprehensive income	521,245	234,336
	2,759,368	1,193,767

	$4,682,409	$3,988,263

The accompanying notes are an integral part of these financial statements.

EIS Electronic Integrated Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended September 30,

	2007	2006

Sales	$8,742,109	$8,071,148

Cost of sales	2,752,060	1,922,623

Gross profit	5,990,049	6,148,525

General and administrative expenses
Research and development	462,137	668,571
Marketing	1,003,358	1,388,559
Administrative	2,185,042	2,629,761
Legal expense – lawsuit	513,000	2,582,000
	4,163,537	7,268,891

Operating income (loss)	1,826,512	(1,120,366)

Other (income) expense
Currency transaction losses	406,647	181,417
Other, net	(46,750)	(10,202)
	359,897	171,215

Net income (loss) before income taxes and minority interest	1,466,615	(1,291,581)

Income tax (expense) benefit	(187,923)	359,358

NET INCOME (LOSS)	$1,278,692	$(932,223)

The accompanying notes are an integral part of these financial statements.

EIS Electronic Integrated Systems, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years ended September 30, 2007 and 2006

	Preferred stock		Common stock		Additional paid in capital	Retained earnings	Other comprehensive income	Total	Comprehensive income
	Shares	Amount	Shares	Amount

Balance at September 30, 2005	100	$—	6,900,000	$—	$678	$1,890,976	$83,543	$1,975,197

Net loss	—	—	—	—	—	(932,223)	—	(932,223)	$(932,223)

Other comprehensive income – foreign currency translation adjustment	—	—	—	—	—	—	150,793	150,793	150,793

Comprehensive loss									$(781,430)

Balance at September 30, 2006	100	—	6,900,000	—	678	958,753	234,336	1,193,767

Net income	—	—	—	—	—	1,278,692	—	1,278,692	$1,278,692

Other comprehensive income – foreign currency translation adjustment	—	—	—	—	—	—	286,909	286,909	286,909

Comprehensive income									$1,565,601

Balance at September 30, 2007	100	$—	6,900,000	$—	$678	$2,237,445	$521,245	$2,759,368

The accompanying notes are an integral part of these financial statements.

EIS Electronic Integrated Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended September 30,

	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,278,692	$(932,223)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	28,873	31,764
Changes in assets and liabilities:
Accounts receivable	(65,624)	(37,305)
Inventories	(173,106)	(57,896)
Other receivables	(83,091)	32,553
Income tax receivable	60,184	—
Deferred Income taxes	196,220	(558,632)
Other assets	(35,708)	(50,778)
Payments to related parties	(180,848)	(276,329)
Salaries and accounts payable	(816,175)	1,284,844
Net cash provided by (used in) operating activities	209,417	(564,002)

Cash flows from investing activities:
Purchases of property and equipment	(13,130)	(58,581)
Net cash used in investing activities	(13,130)	(58,581)

Cash flows from financing activities:
Advances on line of credit	—	502,824
Payments on line of credit	(254,041)	—
Net cash provided by (used in) financing activities	(254,041)	502,824

Foreign currency translation	192,585	242,848
Net increase in cash and equivalents	134,831	123,089

Cash at beginning of year	337,304	214,215

Cash at end of year	$472,135	$337,304

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$56,205	$28,821

Income taxes	30,183	201,701

The accompanying notes are an integral part of these financial statements.

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007 and 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EIS Electronic Integrated Systems, Inc. (EIS or the Company) is a design and manufacturing company specializing in sophisticated signal processing. The Company, located near Toronto, Canada, produces sensor-based electronic systems for traffic management. Substantially all of the Company’s business activity is with customers, primarily governmental units and their contractors, in Canada and the United States.

A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the joint venture EIS Shenzhen Goodtell Ltd., which is 51% owned by the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

Cash

EIS and its subsidiary maintain cash balances at several financial institutions. At September 30, 2007 and 2006, $466,401 and $260,135 in cash was held in Canadian banks with the remaining balances being held in banks in Shenzhen, China.

Accounts Receivable

The Company contracts with and extends credit to various government organizations and companies and generally has no collateral on accounts receivable. Accounts outstanding longer than the contractual payment terms are considered past due. The Company estimates the uncollectible amounts by considering numerous factors, including historical trends along with ongoing customer credit evaluations. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for uncollectible accounts. The allowance for uncollectible accounts was $45,603 and $92,982 at September 30, 2007 and 2006.

Inventories

Inventories are recorded at the lower of cost (first-in, first-out method) or market. Inventories consist primarily of component parts.

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

September 30, 2007 and 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Depreciation

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided primarily using accelerated methods using the mid-year convention. The useful lives of property and equipment vary from three to five years.

Patents and Trademarks

Amortizable definite life intangible assets consist of patents and trademarks. Patents and trademarks are carried at cost less accumulated amortization which is calculated on a straight-line basis over their estimated useful lives of 20 years. Amortization expense related to such assets was $7,089 and $4,999 for the years ended September 30, 2007 and 2006. The following is a schedule of future amortization expense regarding these patents and trademarks:

2008	$7,943
2009	7,943
2010	7,943
2011	7,943
2012	7,943
Thereafter	102,802
$142,517

Impairment of Long-Lived Assets

Management of the Company periodically reviews the carrying value of patents and other long-lived assets for potential impairment by comparing the carrying value of these assets with their related expected future net cash flows. Should the sum of the related expected future net cash flows be less than the carrying value, an impairment loss will be recognized. An impairment loss would be measured by the amount by which the carrying value of the asset, determined on the basis of discounted cash flows, exceeds the fair value of the asset. There were no impairments during the years ended September 30, 2007 and 2006.

Capital Stock

Common stock, Class A, no par value unlimited authorized, 6,900,000 shares issued and outstanding at September 30, 2007 and 2006.

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

September 30, 2007 and 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Preferred stock, Class R voting, no par value unlimited shares authorized, 100 shares issued and outstanding September 30, 2007 and 2006.

Neither the preferred stock or common stock can be transferred without the consent of the directors and the holders of 51% of the common shares then outstanding.

Revenue Recognition

Revenues from product sales are generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed and collectibility is reasonably assured. The Company considers delivery to have occurred at the time of shipment.

Research and Development Costs

Expenditures for research and development activities performed by the Company are charged to operations as incurred.

Advertising Expense

Advertising is expensed as incurred. Advertising expense was $89,925 and $170,604 during the years ended September 30, 2007 and 2006.

Income Taxes

The Company provides for income taxes in accordance with the liability method, whereby deferred taxes are recorded for temporary differences between pretax financial and taxable income and between the book and tax bases of assets and liabilities. Deferred taxes are recorded using tax rates scheduled by law to be in effect when the temporary differences reverse.

Foreign Currency

The assets and liabilities of the Company are translated from Canadian dollars and Chinese yuan renminbi to U.S. dollars using the exchange rate in effect at the balance sheet date, and the statement of operations is translated using the average exchange rate during the period. Related translation adjustments are reported as accumulated other comprehensive income and as a component of other comprehensive income.

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

September 30, 2007 and 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Values of Financial Instruments

Due to their short-term nature, the carrying value of the Company’s current financial assets and liabilities approximates their fair values. The fair value of the Company’s borrowings, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

New Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of SFAS No. 109, Accounting for Income Taxes (“FIN 48”), which clarifies the accounting for uncertainty in income taxes. The interpretation requires recognition in the financial statements of the impact of a tax position if it is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Management has not determined the effects on the financial statements of adopting FIN 48.

Use of Estimates

Preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B – INCOME TAXES

The income tax (expense) benefit for income taxes consists of the following for the years ended September 30:

	2007	2006

Current (expense) benefit	$182,074	$(22,242)
Deferred (expense) benefit	(369,997)	381,600

	$(187,923)	$359,358

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

September 30, 2007 and 2006

NOTE B – INCOME TAXES – Continued

The net deferred income tax assets consist of the following at September 30:

	2007	2006
Short-term assets (liabilities)
Accrued wages	$32,931	$26,723
Other	20,267	107,405
Inventory	23,146	24,122
Allowance for uncollectible accounts	8,046	15,545
Net operating loss carryforwards	—	240,495
Federal investment tax credits	(58,023)	—
Research and development pool carryforwards	35,597	—

	$61,964	$414,290
Long-term assets (liabilities)
Amortization	$(24,940)	$(16,636)
Joint venture	(1,713)	(1,526)
Depreciation	321	4,841
Federal investment tax credits	301,929	268,924

	$275,597	$255,603

The Company is a Canadian Controlled Private Corporation and accordingly receives a preferential tax rate on taxable income below the small business limit of $400,000 of 17.5% in 2007 and 18.6% in 2006. When the Company’s taxable income exceeds the small business limit, there is a tax rate of 34.5% and 36.1% at September 30, 2007 and 2006.

The effective tax rate for the years ending September 30, 2007 and 2006 vary from the statutory rates and from year to year due to research and development tax credits earned.

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

September 30, 2007 and 2006

NOTE C – PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and consist of the following at September 30:

	2007	2006

Furniture and equipment	$306,856	$262,435
Automobile	22,643	20,168
Software	13,009	11,587
Leasehold improvements	17,922	15,962
	360,430	310,152
Less accumulated depreciation and amortization	(249,201)	(196,359)

	$111,229	$113,793

NOTE D – LINE OF CREDIT AND DUE TO RELATED PARTIES

Line of Credit

The Company has a credit agreement with a bank consisting of a $2,000,000 (Canadian Dollars) line of credit payable on demand. The interest rate charged under the agreement is Royal Bank of Canada’s prime rate plus 0.75%, adjusted on the first day of each month (effective rate of 7% and 6.75% at September 30, 2007 and 2006). As of September 30, 2007 and 2006, the Company had $310,495 and $502,824 outstanding on this line of credit. The agreement contains various covenants and the Company was in compliance with all covenants as of September 30, 2007 and 2006. The credit agreement is secured by a general security agreement and a first mortgage of $1 million on the personal residence of a shareholder as well as the personal guarantee of the same shareholder.

Due to Related Parties

The Company has a note payable to a related party of $155,608 and $138,598 at September 30, 2007 and 2006. Interest payments of 7.5% are payable monthly and the note is due upon demand.

The Company has a note payable to the two primary shareholders of the Company in the amount of $13,769 and $173,342 with no interest and is due upon demand.

EIS Electronic Integrated Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

September 30, 2007 and 2006

NOTE E – CONTINGENT LIABILITIES

Lease Obligations

The Company leases an office facility under lease agreements expiring in fiscal year 2011. Total rental expense for this lease was $105,516 and $103,191 for the years ended September 30, 2007 and 2006. The following is a schedule of future minimum rentals under this lease:

2008	$131,645
2009	135,375
2010	140,155
2011	23,519
$430,694

NOTE F – CONCENTRATIONS

Sales to one customer during the year ending September 30, 2007 in the traffic management industry represented 16% of revenues and 9% of total receivables.

NOTE G – SUBSEQUENT EVENTS

Litigation

The Company was named in a U.S. lawsuit in 2006 for infringement of a patent. On October 31, 2007, the courts entered judgment that the Company had not infringed on the patent. The plaintiff has appealed the decision, which the Company will continue to defend. Management believes that the ultimate outcome of this legal action will not have a material adverse effect on the Company’s financial statements. However, management believes if the Company ultimately does not prevail in this lawsuit, there could be a material adverse effect on the Company’s financial statements. Costs to defend this lawsuit are included separately in the consolidated statements of operations.

Sale of Assets

On December 6, 2007, certain assets of the Company, including the Company’s product technology, property and equipment and inventories, were purchased by Image Sensing Systems, Inc. The sales agreement contains various indemnifications, including indemnifications by the Company and selling shareholders of the litigation described above.